SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 6, 2002
(Date of earliest event reported)

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.	Other Events

On November 6, 2002, ONEOK, Inc. (the Company) announced Douglas T. Lake and John B. Dicus had resigned from the Company’s Board of Directors effective immediately. Both men had been nominated by Westar Energy, Inc. (Westar) to serve as Westar’s representatives on the Company’s Board pursuant to the Shareholder Agreement between the Company and Westar, which was entered into at the time of the Company’s 1997 purchase of Westar’s gas distribution assets in Kansas.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhbits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	ProForma Financial Information

Not applicable.

(c)	Exhibits

99.1    Press release issued by ONEOK, Inc. dated November 6, 2002.
99.2    Resignation letter of Douglas T. Lake dated November 6, 2002.
99.3    Resignation letter of John B. Dicus dated November 6, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, INC.

Date: November 8, 2002	By:	/s/ Jim Kneale
Jim Kneale Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

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